Exhibit 32
CERTIFICATION

    Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Report on Form 10-Q for the fiscal quarter ended March 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

April 26, 2024	/s/ MICHAEL D. CASEY
Michael D. Casey
Chairman, Chief Executive Officer and President

April 26, 2024	/s/ RICHARD F. WESTENBERGER
Richard F. Westenberger
Senior Executive Vice President,
Chief Financial Officer and Chief Operating Officer

    The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Report on Form 10-Q or as a separate disclosure document.